EXHIBIT 31.4

CAPITAL SENIOR LIVING CORPORATION

CERTIFICATIONS

I, Tiffany L. Dutton, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Capital Senior Living Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ TIFFANY L. DUTTON
Tiffany L. Dutton
Senior Vice President—Accounting and Principal Accounting Officer
April 30, 2021